UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2009

Commission file number 1-14998

ATLAS PIPELINE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	23-3011077
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1550 Coraopolis Heights Road, Moon Township, Pennsylvania 15108

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (412) 262-2830

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Item 8.01	Other Events

Atlas Pipeline Partners, L.P. (the “Partnership”) expects to file a registration statement on Form S-1 to register the resale of common units issued or issuable pursuant to its previously disclosed private placement in August 2009. In connection with the expected filing, this Form 8-K updates the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 2, 2009 (the “Original Report”). The information contained within this Form 8-K regarding the Partnership’s Form 10-K for the year ended December 31, 2008 has been adjusted to reflect the following:

•

In May 2009, the Partnership completed the sale of its NOARK gas gathering and interstate pipeline system (“NOARK”). In accordance with FASB Statement No. 144 “Accounting for the Impairment or Disposal of Long-lived Assets” (“SFAS No. 144”), the Partnership has retrospectively adjusted its prior period consolidated financial statements to reflect the amounts related to the operations of NOARK as discontinued operations;

•

The adoption of Statement of Financial Accounting Standards No. 160, “Non-Controlling Interest in Consolidated Financial Statements-an amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 amends ARB No. 51 to establish accounting and reporting standards for the non-controlling interest (minority interest) in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 also requires consolidated net income to be reported and disclosed on the face of the consolidated statements of operations at amounts that include the amounts attributable to both the parent and the non-controlling interest. The Partnership adopted the requirements of SFAS No. 160 on January 1, 2009, and has reflected the retrospective application for all periods presented;

•

The adoption of Staff Position No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 applies to the calculation of earnings per share (“EPS”) described in paragraphs 60 and 61 of FASB Statement No. 128, “Earnings per Share” for share-based payment awards with rights to dividends or dividend equivalents. It states that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of EPS pursuant to the two-class method. The Partnership adopted the requirements of FSP EITF 03-6-1 on January 1, 2009 and has reflected the retroactive application for all periods presented; and

•

The adoption of EITF Issue No. 07-4, “Application of the Two-Class Method under FASB Statement No. 128, Earnings per Share, to Master Limited Partnerships” (“EITF No. 07-4”), an update of EITF No. 03-6, “Participating Securities and the Two-Class Method Under FASB Statement No. 128” (“EITF No. 03-6”). EITF 07-4 considers whether the incentive distributions of a master limited partnership represent a participating security when considered in the calculation of earnings per unit under the two-class method. EITF 07-4 also considers whether the partnership agreement contains any contractual limitations concerning distributions to the incentive distribution rights that would impact the amount of earnings to allocate to the incentive distribution rights for each reporting period. If distributions are contractually limited to the incentive distribution rights’ share of currently designated available cash for distributions as defined under the partnership agreement, undistributed earnings in excess of available cash should not be allocated to the incentive distribution rights. Under the guidance of EITF 07-4, the Partnership’s management believes that the partnership agreement contractually limits cash distributions to available cash and, therefore, undistributed earnings are no longer allocated to the incentive distribution rights. The Partnership adopted EITF No. 07-4 on January 1, 2009 and has reflected the retroactive application for all periods presented.

The Partnership has reflected these retrospective adjustments in, and is amending the following portions of, the Original Report: Item 6 – Selected Financial Data, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7A – Quantitative and Qualitative Disclosures About Market Risk, Item 8 – Financial Statements and Supplementary Data and Exhibit 12.1 – Statement of Computation of Ratio of Earnings to Fixed Charges. All other items of the Original

Report remain unchanged, and no attempt has been made to update matters in the Original Report, except to the extent expressly provided above. Refer to the Partnership’s quarterly reports on Form 10-Q and current reports on Form 8-K for periods subsequent to December 31, 2008.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Grant Thornton LLP

99.1	Updated sections to Annual Report on Form 10-K for the year ended December 31, 2008: Item 6 – Selected Financial Data, Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7A – Quantitative and Qualitative Disclosures About Market Risk and Item 8 – Financial Statements and Supplementary Data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 28, 2009	By:	/s/ Matthew A. Jones
Matthew A. Jones
Chief Financial Officer